                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                  GAIAM, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                [LOGO OF GAIAM]

                     360 Interlocken Boulevard, Suite 300
                          Broomfield, Colorado 80021

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 8, 2000

To our shareholders:

  The 2000 annual meeting of shareholders of Gaiam, Inc., a Colorado corporation, will be held on Thursday, June 8, 2000, at 9:30 a.m. M.D.T., at Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, for the following purposes:

  1. to elect all five directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

  2. to transact such other business as may properly come before the annual meeting, or any adjournment(s) or postponement(s) thereof.

  Gaiam's board of directors has fixed the close of business on Monday, May 1, 2000, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available, upon written request, for inspection during normal business hours by any shareholder of Gaiam prior to the annual meeting, for a proper purpose, at Gaiam's Broomfield, Colorado office. Only shareholders of record on the May 1, 2000 record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

  A copy of Gaiam's Annual Report to Shareholders for the fiscal year ended December 31, 1999, a proxy statement and a proxy card accompany this notice. These materials are first being sent to shareholders on or about May 5, 2000.

  Shareholders are cordially invited to attend the annual meeting in person. To assure your representation at the annual meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the annual meeting even though you previously submitted a proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Lynn Powers
                                          Lynn Powers, Secretary
                                          Broomfield, Colorado
                                          May 3, 2000

  YOUR VOTE IS IMPORTANT YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL HELP GAIAM REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                [LOGO OF GAIAM]

                                  Gaiam, Inc.
                     360 Interlocken Boulevard, Suite 300
                          Broomfield, Colorado 80021

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 8, 2000

  This proxy statement and the accompanying proxy card are being furnished to the shareholders of Gaiam, Inc. in connection with the solicitation of proxies by and on behalf of the board of directors of Gaiam for use at its 2000 annual meeting of shareholders to be held on Thursday, June 8, 2000, starting at 9:30 a.m. (local time), at Hotel Boulderado, 2115 13th Street, Boulder, Colorado 80302, and at any adjournment(s) or postponement(s) thereof. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about May 5, 2000.

                           PURPOSE OF ANNUAL MEETING

  At the annual meeting, shareholders will be asked: (i) to elect all five directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote in favor of (i.e., "FOR") the election of the five nominees for directors of Gaiam listed below.

                           QUORUM AND VOTING RIGHTS

  The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast with respect to Class A and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Monday, May 1, 2000, will be entitled to notice of, and to vote at, the annual meeting. As of the record date, there were 5,441,537 shares of Class A Common Stock, par value $.0001, and 5,400,000 shares of Class B Common Stock, par value $.0001, outstanding and entitled to vote. Holders of Class A Common Stock as of the record date are entitled to one vote for each share held and holders of Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of the Class A and Class B Common Stock will vote together. If a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on the subject matter shall be the act of the shareholders.

  Mr. Jirka Rysavy, our Chairman and Chief Executive Officer, holds all 5,400,000 outstanding shares of Class B Common Stock and 2,686,200 shares of Class A Common Stock (or approximately 49.4% of the outstanding shares of Class A Common Stock). These shares are sufficient to elect all Gaiam directors, and Mr. Rysavy has indicated that he plans to vote in favor of the directors nominated by the Gaiam Board of Directors.

  Pursuant to a voting agreement between Mr. Rysavy and Gaiam, Mr. Rysavy has agreed to limit the number of shares of Class B Common Stock that he votes to 49% of the combined votes of the Class B Common Stock and Class A Common Stock. His remaining shares of Class B Common Stock are voted in proportion to the votes of the Class A Common Stock. Under the voting agreement, Mr. Rysavy will vote 522,814 shares of Class B Common Stock and the remaining 4,877,186 shares of Class B Common Stock will be voted in proportion to the votes of the Class A Common Stock.

  All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. Directors will be elected by a plurality of the votes cast. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") the election of the five nominees for director of Gaiam listed under "Election of Directors". Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person or (c) submitting to Gaiam a duly executed proxy bearing a later date.

  The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by Gaiam. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of Gaiam may solicit proxies by written communication, telephone or telegraph. These persons are to receive no special compensation for any solicitation activities.

IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE "FOR" THE ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR IDENTIFIED BELOW UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY GAIAM'S BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS 49% OF THE OUTSTANDING SHARES CLASS A COMMON STOCK AND 100% OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors

  Our board currently consists of five members: Jirka Rysavy, Lynn Powers, Barnet M. Feinblum, Barbara Mowry, and Paul H. Ray, who are listed below. The board proposes that the five current directors be elected as directors of Gaiam to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for the nominees listed below. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any of them should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

  The names of the nominees, their ages, the years in which they began serving as directors, and positions are set forth below.

  JIRKA RYSAVY--46 Founder, Chairman and Chief Executive Officer of Gaiam. He has been Chairman since Gaiam's inception and became the full-time Chief Executive Officer in December 1998. In 1986, Mr. Rysavy founded a corporate supplier he named Corporate Express, and, as its Chairman and Chief Executive Officer until September 1998, he grew it to over $4 billion in revenues. Previously, he founded and served as Chairman and Chief Executive Officer of Crystal Market, a health food market, which was sold to Michael Gilliland in 1987 to become the first store of Wild Oats Markets. Until January 2000, Mr. Rysavy was also a director of Whole Foods Markets, Inc.

  LYNN POWERS--51 President, Chief Operating Officer and a director of Gaiam since February 1996. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller's Outpost, a specialty retailer.

  BARNET M. FEINBLUM--52 Director since completion of the initial public offering in October 1999. Mr. Feinblum served as the President and Chief Executive Officer of Horizon Organic Dairy, a marketer of organic dairy products, from May 1995 until January 2000, and has served as a director since May 1995. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum received a BS degree from Cornell University and a MBA from the University of Colorado.

  BARBARA MOWRY-- 52 Director since completion of the initial public offering in October 1999. Since November 1997, Ms. Mowry has been the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs. Prior to joining Requisite Technology, Ms. Mowry had been an officer of two Fortune 500 companies, Telecommunications, Inc. from 1995 to 1997, and UAL, Inc. from 1983 to 1990. In 1990, Ms. Mowry founded, and until 1995 served as Chief Executive Officer of, The Mowry Company, a relationship marketing firm focusing on the development of customer relations for businesses. She has an MBA from the University of Minnesota and a BA in Sociology from Miami University.

  PAUL H. RAY--60 Director since completion of the initial public offering in October 1999. Mr. Ray has been Executive Vice President of American LIVES, Inc., a market research and opinion polling firm since November 1986. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. Mr. Ray holds a B.A. (cum laude) in anthropology from Yale University and a Ph.D. in sociology from the University of Michigan. He is the author of The Integral Culture Survey, which first identified the cultural creatives subculture.

  Each director serves for a one-year term. Each officer serves at the discretion of our board of directors. There are no family relationships among any of the directors or officers of Gaiam.

               Committees and Meetings of the Board of Directors

  During fiscal 1999, our board held two meetings, including regularly scheduled and special meetings. Each director attended over 75% of the aggregate number of meetings of our board and of the committees of our board on which the directors served during fiscal 1999.

  Our board has standing audit and compensation committees. We have adopted written charters for both committees. Our audit committee charter is attached to this proxy statement as an appendix.

  Audit Committee. Our audit committee was formed after our initial public offering in October and, during 1999, consisted of Messrs. Rysavy and Feinblum and Ms. Mowry. Currently, the audit committee consists of Messrs. Feinblum and Ray and Ms. Mowry, and each member of the committee is independent within the meaning of applicable NASDAQ rules. Barbara Mowry serves as chairperson of the audit committee. The audit committee has the authority to recommend the appointment of Gaiam's independent auditors and review the results and scope of audits, internal accounting controls, tax and other accounting-related matters. The audit committee held no meetings during fiscal 1999.

  Compensation Committee. The compensation committee consisted of Messrs. Feinblum and Ray and Ms. Mowry during fiscal 1999. Barnet Feinblum serves as chairperson of the compensation committee. The compensation committee establishes compensation amounts and policies applicable to executive officers and establishes salaries, bonuses and other compensation plans and matters for executive officers of Gaiam and administers Gaiam's stock option plans and employee stock purchase plan. The compensation committee held no meetings during fiscal 1999.

  We do not have a nominating committee, and nominations for directors are made by our board. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by the Secretary of the Corporation not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year's proxy materials.

Director Compensation

  Directors who are not employees of Gaiam or its affiliates are paid a fee of $3,000 for each meeting of our board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and non-employee chairpersons of each standing committee are to receive an annual fee of $1,000. All directors have elected to receieve their compensation in Gaiam common stock.

  During 1999, each non-employee director received a stock option to acquire 10,000 shares of Class A Common Stock at an exercise price of $5, which was the offering price in our initial public offering.

                          EXECUTIVE OFFICERS OF GAIAM

  Set forth below is certain information regarding Gaiam's executive officers. Biographical information with respect to Mr. Rysavy and Ms. Powers is set forth above under "Election of Directors."

Name             Age                          Position
----             ---                          --------
Jirka Rysavy....  46 Founder, Chairman of the Board and Chief Executive Officer
Lynn Powers.....  51 President, Chief Operating Officer and Director
Pavel Bouska....  46 Executive Vice President and Chief Information Officer

PAVEL BOUSKA-- 46 Executive Vice President and Chief Information Officer since March 1999. He served as a director of Gaiam from 1991 until August 1999. Prior to joining Gaiam, from June 1988 to March 1999, Mr. Bouska was an officer and one of the founding members of Corporate Express, serving in various positions, including Chief Information Officer and Vice President Information Systems, responsible for system development, information technology, operations, systems conversions and business consolidations. Prior to joining Corporate Express, he was project leader for Software Design & Management, a German software company subsequently acquired by Ernst & Young.

                            PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of the May 1, 2000 record date, certain information with respect to the beneficial ownership of Common Stock for (i) each person (or group of affiliated persons) who, insofar as Gaiam has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Class A or Class B Common Stock of Gaiam, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. Gaiam has relied on information received from each of the shareholders as to beneficial ownership, including information contained on Schedules 13G and Forms 3, 4 and 5.

 Class of
  Common          Name and Address           Amount and Nature of   Percent of
  Stock          of Beneficial Owner        Beneficial Ownership(1)   Class
 --------        -------------------        ----------------------- ----------
 Class A  Jirka Rysavy....................         8,094,200(2)(3)     74.6%
          Lynn Powers.....................            76,400(3)         1.4%
          Pavel Bouska....................            93,200(3)         1.7%
          Barnet Feinblum.................             2,000(4)         .04%
          Barbara Mowry...................               -0-             --
          Paul Ray........................               -0-             --
          All directors and officers as a
          group (6 persons)...............         8,265,800           76.1%

 Class B  Jirka Rysavy....................         5,400,000            100%
          All directors and officers as a
          group (6 persons)...............         5,400,000            100%

--------
(1) All beneficial ownership is direct.
(2) Includes 5,400,000 shares of Class A Common Stock obtainable upon conversion of Class B Common Stock.
(3) Includes the following shares of Class A Common Stock obtainable upon the exercise of stock options which can be exercised within 60 days of May 1, 2000: Mr. Rysavy: 8,000; Ms. Powers: 6,400; and Mr. Bouska: 3,200.
(4) Excludes 1,000, shares of Class A Common Stock held by Mr. Feinblum's wife, as to which Mr. Feinblum disclaims beneficial ownership.

                          SUMMARY COMPENSATION TABLE

  The following table sets forth individual compensation (cash and non-cash, plan and non-plan) paid to the Chief Executive Officer and to certain other officers (other than the Chief Executive Officer) of Gaiam (the "named officers") for all services rendered in all capacities to Gaiam and its subsidiaries for fiscal 1999 and fiscal 1998:

                                               Annual            Long Term
                                            Compensation    Compensation Awards
                                         ------------------ -------------------
                                                                Securities
             Name and                                           Underlying
        Principal Position          Year Salary($) Bonus($)     Options(#)
        ------------------          ---- --------- -------- -------------------
Jirka Rysavy....................... 1999  125,000      -0-        200,000
Chairman and Chief                  1998      -0-      -0-            -0-
Executive Officer(4)

Lynn Powers........................ 1999  125,000      -0-        160,000
President and Chief                 1998  110,009      -0-            -0-
Operating Officer

Pavel Bouska....................... 1999  100,632      -0-         80,000
Executive Vice President            1998      -0-      -0-            -0-
and Chief Information Officer

Mark Lipien........................ 1999   75,801      -0-         22,000
Vice President--Operations          1998   70,802   10,000            -0-

Linda West......................... 1999   88,077      -0-         20,000
Vice President--                    1998   83,076   10,000            -0-
 Merchandising

Stock Option Grants

  The following table provides information with respect to the individual stock option grants to the named officers under the 1999 Long-Term Incentive Plan during fiscal year 1999. Options under the plan vest at 2% per month during the 11th through the 60th month after the grant.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           Potential Realizable
                                                                              Value at Assumed
                         Number of   Percent of                               Rates of Stock
                         Securities Total Options                            Appreciation for
                         Underlying  Granted to   Exercise or                 Option Term(1)
                          Options   Employees in  Base Price   Expiration  ---------------------
Name                     Granted(#)  Fiscal Year   ($/Share)      Date       5%($)      10%($)
----                     ---------- ------------- ----------- ------------ ---------- ----------
Jirka Rysavy............  200,000       22.5%       $ 4.375   June 1, 2006    356,213    830,127
Lynn Powers.............  160,000       18.0%       $ 4.375   June 1, 2006    284,970    664,102
Pavel Bouska............   80,000        9.0%       $ 4.375   June 1, 2006    142,485    332,051
Mark Lipien.............   12,000        2.5%       $ 4.375   June 1, 2006     21,373     49,808
                           10,000                   $ 5.00    Oct 18, 2006     20,355     47,436
Linda West..............   10,000        2.2%       $ 4.375   June 1, 2006     17,811     41,506
                           10,000                   $ 5.00    Oct 18, 2006     20,355     47,436

(1) The 5% and 10% assumed annual rates of compound stock price appreciation over the term of the options are computed in accordance with the rules and regulations of the Securities and Exchange Commission and do not represent Gaiam's estimate of stock price appreciation or a projection by Gaiam of future stock prices.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

  Gaiam does not have any employment agreements with any of its executive officers and does not typically enter into written employment agreements with any employees. However, Gaiam's directors, officers and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave Gaiam.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Prior to Gaiam's initial public offering, compensation of Gaiam's executive officers was determined by Gaiam's full Board of Directors. As a result, all decisions relating to compensation of Gaiam's executive officers during 1999 was made by the full Board of Directors.

  Commencing in November 1999, following Gaiam's initial public offering, Gaiam's Board of Directors appointed a compensation committee to administer Gaiam's compensation program for its executive officers. The compensation committee of the Board of Directors currently consists of Messrs. Feinblum and Ray and Ms. Mowry, each of whom qualifies as a non-employee director under Rule 16b-3 under the Exchange Act. The compensation committee sets compensation policies applicable to executive officers, has the authority to approve salaries and bonuses and other compensation matters for these executive officers and administers Gaiam's stock option plan.

Executive Compensation Philosophy

  Gaiam's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable size, growth and performance. Gaiam's policies emphasize compensation through long-term equity participation.

Executive Compensation Components

  The key components of Gaiam's compensation program are base salary, eligibility for annual incentive bonus awards and equity participation in the form of stock options. Executive officers are also entitled to customary benefits generally available to all employees of Gaiam, including group medical, dental and life and disability insurance and 401(k) and employee stock purchase plans.

Chief Executive Officer Compensation

  Gaiam began compensating Mr. Rysavy in January 1999, when he began to work full-time at Gaiam. During 1999, Mr. Rysavy's annual salary was $125,000, which the Board of Directors believed to be modest salary level given the importance of Mr. Rysavy to the future of Gaiam. Mr. Rysavy was granted stock options by the Board of Directors to acquire 200,000 shares of Class A Common Stock in 1999. This grant was made to further align Mr. Rysavy's interests with those of Gaiam's shareholders, and to provide an incentive to build Gaiam and increase shareholder value.

                                                        Compensation Committee

                                                        Barnet Feinblum
                                                        Barbara Mowry
                                                        Paul Ray

  This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that Gaiam specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed to be soliciting material.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the percentage change in cumulative total shareholder return on the Common Stock since October 28, 1999, the date of Gaiam's initial public offering, with the cumulative total return on the NASDAQ Composite Index and in a Peer Group index. The comparison assumes $100 was invested on October 29, 1999 in Common Stock at the initial public offering price and in each of the indices and assumes reinvestment of dividends, if any, since that date. Gaiam has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.

Comparative Stock Performance

As required by applicable rules of the Commission, set forth below is a performance graph prepared based upon the folowing assumptions:

1. $100 was invested on October 29, 1999 in the initial public offering, in the Company's Common Stock and a peer group of other likestyle companies, selected in good faith, comprised of Harley-Davidson, Inc.; Martha Stewart Living Omnimedia, Inc.; and Starbucks Corporation.

2. Reinvestment of dividends, if any.
                       [PERFORMANCE GRAPH APPEARS HERE]
                               Cumulative Total Return
                               10/29/1999    12/31/1999
Gaiam, Inc.                      $100.00       $317.50
Peer Group                       $100.00       $100.08
Nasdaq Stock Market (U.S.)       $100.00       $136.69

  This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Gaiam specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and are not to be deemed to be soliciting material.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  On October 1, 1998, Mr. Rysavy sold InnerBalance to Gaiam for a $531,000 note carrying interest at 8% per annum, due June 30, 2001. A portion of the note was repaid in 1998. On January 1, 1999, Gaiam issued a $289,000 8% debenture to Mr. Rysavy for the balance. This debenture was repaid in full on June 30, 1999.

  On December 7, 1998, Ms. Powers exercised warrants she received in 1996 to purchase 40,000 shares at $1.25 per share and also purchased $50,000 in debentures issued by Gaiam. The debenture was mandatorily convertible into shares simultaneous with the closing of Gaiam's initial public offering at the initial offering price and bears interest at 8% per annum. Simultaneous with the closing of Gaiam's initial public offering in October 1999, Ms. Powers' debentures were automatically converted into 10,000 shares, which are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Accrued and unpaid interest was paid in cash.

  Certain sales of securities available for resale made by Gaiam in 1999 were made to a company wholly owned by Mr. Rysavy at prevailing market prices based on NASDAQ quotations. The proceeds of these sales were $538,750 in 1999. Gaiam obtained the securities by exercising options granted by Mr. Rysavy to Gaiam in 1993.

  During 1999 and until April 2000, Gaiam subleased its fulfillment center in Cincinnati, Ohio from a subsidiary of Corporate Express, Inc. at an annual rental rate of approximately $205,200, which was the same rate as paid by Corporate Express, Inc. under its lease. During 1999, Mr. Rysavy was a director of Corporate Express and beneficially owned approximately 4.9% of the stock of Corporate Express, but did not control Corporate Express. The lease was terminated in April 2000 in connection with Gaiam's lease of a new 208,000 sq. ft. distribution center.

  Until October 1999, Mr. Rysavy guaranteed Gaiam's line of credit with Norwest Bank. Gaiam is party to revolving line of credit agreements with Norwest Bank, which extend through December 31, 2001. The credit agreements permit borrowings up to $3 million (of which $1.9 million was outstanding at December 31, 1999) based upon the collateral value of Gaiam's accounts receivable and inventory held for resale. These borrowings are secured by a pledge of Gaiam's assets. Principal repayment of amounts borrowed under these line of credit agreements are due either when the collateral value of Gaiam's accounts receivable and inventory drops below prescribed levels or upon maturity of the agreements, whichever occurs first. Borrowings under the Norwest credit agreements bear interest at the prime rate plus 1% which was 9.50% at December 31, 1999.

                                   AUDITORS

  A representative of Ernst & Young LLP, Gaiam's auditors for the 1999 fiscal year, is expected to be present at the annual meeting and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Gaiam's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Gaiam's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of Gaiam. Directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish Gaiam with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to Gaiam and the representations made by the reporting persons to Gaiam, Gaiam believes that during fiscal 1998 its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act.

                             SHAREHOLDER PROPOSALS

  Shareholders may submit proposals on matters appropriate for shareholder action at Gaiam's annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered for inclusion in Gaiam's proxy statement and form of proxy relating to the 2001 annual meeting of shareholders, they must be received by Gaiam not later than January 5, 2001, unless the date of the 2001 meeting of shareholders is changed by more than 30 days from June 8, 2001.

  In addition, under the terms of Gaiam's Bylaws, unless the date of the 2001 meeting of shareholders is changed by more than 30 days from June 8, 2001, shareholders who intend to present an item of business or nomination at the 2001 annual meeting of shareholders (other than a proposal submitted for inclusion in Gaiam's proxy material(s)) must provide notice in writing of such business or nomination to Gaiam no earlier than February 25, 2001 and no later than March 21, 2001.

  Such written notice must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules, as set forth more fully in our Bylaws. All proposals or other notices should be addressed to Gaiam at 360 Interlocken Boulevard, Suite 300, Broomfield, Colorado 80021,
Attention: Secretary.

                                 OTHER MATTERS

  Management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters required to be set forth in the Notice of annual meeting and proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                            Your Vote Is Important

  You Are Urged To Date, Sign And Promptly Return Your Proxy So That Your Shares May Be Voted In Accordance With Your Wishes And That The Presence Of A Quorum May Be Assured. The Prompt Return Of Your Signed Proxy, Regardless Of The Number Of Shares You Hold, Will Aid Gaiam In Reducing The Expense Of Additional Proxy Solicitation. The Giving Of Your Proxy Does Not Affect Your Right To Vote In Person If You Attend The Meeting.

                                  GAIAM, INC.

                    Proxy for Annual Meeting of Shareholders
                                  June 8, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAIAM, INC.

   The undersigned hereby appoints Jirka Rysavy, Lynn Powers and Pavel Bouska as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Gaiam, Inc. held of record by the undersigned on May 1, 2000, at the annual meeting of shareholders of Gaiam, Inc. and any adjournment or postponement thereof, as follows:

1.  ELECTION OF DIRECTORS
  [_] FOR all nominees listed below, except as marked to the contrary below
  [_] WITHHOLD AUTHORITY to vote for nominees as instructed below
     Jirka Rysavy
     Lynn Powers
     Barnet M. Feinblum
     Barbara Mowry
     Paul H. Ray

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED.

  The undersigned has received the Notice of Meeting, the proxy statement relating to the annual meeting of shareholders to be held June 8, 2000, and Gaiam's Annual Report for its fiscal year ended December 31, 1999, and hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

  PLEASE SIGN AND RETURN PROMPTLY.
                                                ------------------------
                                                Signature
                                                ------------------------
                                                Signature, if held
                                                jointly
                                                Dated:               , 2000
                                                (Please date this
                                                proxy)
                                                (Please sign exactly as your
                                                name or names appear to the
                                                left. When shares are held by
                                                joint tenants, both should
                                                sign. When signing as
                                                executor, administrator,
                                                attorney, trustee or guardian,
                                                please give full title as
                                                such, and where more than one
                                                executor, etc., is named, a
                                                majority must sign. If a
                                                corporation, please sign full
                                                corporate name by president or
                                                other authorized officer. If a
                                                partnership, please sign full
                                                partnership name by an
                                                authorized person.)